UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

CITIGROUP MORTGAGE LOAN TRUST INC.

(as depositor under the Pooling and Servicing Agreement,
dated as of September 1, 2006 providing for the issuance of
Asset-Backed Pass-Through Certificates, Series 2006-NC2)

Citigroup Mortgage Loan Trust Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-131136-10	01-0791848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Greenwich Street New York, New York		10013
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 816-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2- Completion of Acquisition of Disposition of Assets

Item 2.01  Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On September 28, 2006, a single series of certificates, entitled Citigroup Mortgage Loan Trust 2006-NC2, Asset-Backed Pass-Through Certificates, Series 2006-NC2 (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of September 1, 2006 (the “Agreement”), attached hereto as Exhibit 4.1, among Citigroup Mortgage Loan Trust Inc. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as servicer (the “Servicer”), Citibank, N.A. as trust administrator (the “Trust Administrator”) and U.S. Bank National Association as trustee (the “Trustee”). The Certificates consist of thirteen classes of certificates (collectively, the “Offered Certificates”), designated as the Class A-2A Certificates, the Class A-2B Certificates, the Class A-2C Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificate and the Class M-10 Certificates. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting primarily of a segregated pool (the “Mortgage Pool”) of conventional, one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $946,626,438.62 as of September 1, 2006 (the “Cut-off Date”). The Mortgage Loans were purchased pursuant to the Assignment and Recognition Agreement, dated September 28, 2006 (the “Assignment and Recognition Agreement”), among the Depositor, Citigroup Global Markets Realty Corp and NC Capital Corporation. The Certificates were sold by the Depositor to Citigroup Global Markets Inc. (in such capacity, the “Representative”), pursuant to an Underwriting Agreement, dated September 12, 2006, between the Depositor and the Representative and also pursuant to a Certificate Purchase Agreement, dated September 28, 2006, between the Depositor and the Representative.

The Offered Certificates have the following Initial Certificate Principal Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate
A-2A	$281,749,000.00	Variable(2)
A-2B	$282,356,000.00	Variable(2)
A-2C	$18,266,000.00	Variable(2)
M-1	$39,285,000.00	Variable(2)
M-2	$44,018,000.00	Variable(2)
M-3	$14,199,000.00	Variable(2)
M-4	$16,093,000.00	Variable(2)
M-5	$16,566,000.00	Variable(2)
M-6	$10,886,000.00	Variable(2)
M-7	$9,940,000.00	Variable(2)
M-8	$8,520,000.00	Variable(2)
M-9	$11,833,000.00	Variable(2)
M-10	$13,726,000.00	Variable(2)
(1) Approximate.
(2) Calculated as described in the prospectus supplement.

Simultaneously with the issuance of the Offered Certificates, the Depositor sold $154,577,000 initial principal amount of Class A-1 Certificates, $10,886,000 initial principal amount of Class M-11 Certificates and $100 initial principal amount of Class P Certificates to Citigroup Global Markets, Inc. on September 28, 2006, in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The net proceeds of the sale were applied to the purchase of the mortgage loans from Citigroup Global Markets Realty Corp., a New York corporation and the sponsor.

The Certificates, other than the A-1, M-11 and P Certificates, and the Mortgage Loans are more particularly described in the Prospectus, dated June 29, 2006 and the Prospectus Supplement, dated September 12, 2006, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class A-1, M-11 and P Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 12, 2006, by and between Citigroup Mortgage Loan Trust Inc. as Depositor and Citigroup Global Markets Inc., relating to the Series 2006-NC2 Certificates.
4.1
Pooling and Servicing Agreement, dated as of September 1, 2006, by and among Citigroup Mortgage Loan Trust Inc. as Depositor, Wells Fargo Bank, N.A. as servicer, Citibank, N.A. as trust administrator and U.S. Bank National Association as Trustee, relating to the Series 2006-NC2 Certificates.

99.1
Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2006, by and among NC Capital Corporation as Seller, New Century Mortgage Corporation as Interim Servicer and Citigroup Global Markets Realty Corp. as Initial Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 11, 2006

CITIGROUP MORTGAGE LOAN TRUST INC.

By:	/s/ Perry Defelice
Name:	Perry Defelice
Title:	Authorized Agent

Index to Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 12, 2006, by and between Citigroup Mortgage Loan Trust Inc. as Depositor and Citigroup Global Markets Inc., relating to the Series 2006-NC2 Certificates.
4.1
Pooling and Servicing Agreement, dated as of September 1, 2006, by and among Citigroup Mortgage Loan Trust Inc. as Depositor, Wells Fargo Bank, N.A. as servicer, Citibank, N.A. as trust administrator and U.S. Bank National Association as Trustee, relating to the Series 2006-NC2 Certificates.

99.1
Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2006, by and among NC Capital Corporation as Seller, New Century Mortgage Corporation as Interim Servicer and Citigroup Global Markets Realty Corp. as Initial Purchaser.